Exhibit 99.1

JAMES BLEVINS and ALBERT	)	SUPERIOR COURT OF NEW JERSEY
HALEGOUA, Derivatively on Behalf	)	CHANCERY DIVISION:
of Nominal Defendant MEDAREX, INC.,	)	MERCER COUNTY
)
Plaintiffs,	)
	)	CASE NO.: MER-C-26-08
v.	)
)
MICHAEL A. APPELBAUM, RANDALL	)
T. CURNOW, YASHWANT M. DEO,	)
DONALD L. DRAKEMAN,	)
LISA N.DRAKEMAN,	)
IRWIN LERNER, NILS LONBERG,	)
W. BRADFORD MIDDLEKAUFF,	)
RONALD J. SALDARINI, CHRISTIAN S.	)
SCHADE, CHARLES R. SCHALLER, and	)
JULIUS A. VIDA,	)
)
Defendants,	)
)
and	)
)
MEDAREX, INC.,	)
)
Nominal Defendant.	)
)

	)	UNITED STATES DISTRICT COURT
In re MEDAREX , INC.	)	DISTRICT OF NEW JERSEY
DERIVATIVE LITIGATION	)
)
)
	)	No. 3:06-cv-05523 (FLW)
)
)

NOTICE OF PENDENCY AND SETTLEMENT
OF DERIVATIVE ACTION AND OF FINAL HEARING

TO: ALL HOLDERS OF THE COMMON STOCK OF MEDAREX, INC. (“MEDAREX” OR “COMPANY”) AS OF AUGUST 28, 2008.  PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY.  YOUR RIGHTS WILL BE AFFECTED.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A SHAREHOLDER DERIVATIVE ACTION AND CLAIMS ASSERTED THEREIN.

I.              WHY YOU ARE RECEIVING THIS NOTICE

This Notice of Pendency and Settlement of Derivative Action and of Final Hearing (“Notice”) is given pursuant to New Jersey Court Rule 4:32-2(e), as made applicable to this action (the “Action”) by Rule 4:32-3, and by an Order of the Superior Court of New Jersey, Chancery Division, Mercer County (the “Court”).  The purpose of this Notice is to advise you that a shareholder derivative action is now pending in the Court relating to Medarex and that the parties thereto have entered into a Stipulation of Settlement (the “Stipulation”), dated as of August 28, 2008 (the “Stipulation Date”), reflecting a settlement (the “Settlement”), subject to Court approval, which would fully, finally and forever resolve the Action on the terms and conditions summarized in this Notice and that a final hearing (“Final Hearing”) will be held on November 18, 2008, at 10:00 a.m. before the Superior Court of New Jersey, Chancery Division, Mercer County, 210 South Broad Street, Fifth Floor, Trenton, NJ 08650.

THIS IS NOT AN EXPRESSION OF ANY OPINION BY THE COURT AS TO THE MERITS OF ANY CLAIMS OR ANY DEFENSES ASSERTED BY ANY PARTY IN THE ACTION, OR THE FAIRNESS, REASONABLENESS OR ADEQUACY OF THE PROPOSED SETTLEMENT.

II.            BACKGROUND – WHAT THIS SETTLEMENT IS ABOUT

The original action (“Original Action”) was commenced in the Court on June 6, 2006, with the filing of the complaint in Halegoua v. Appelbaum, et al., No. C-73-06 (Super. Ct. of NJ, Chancery Div., Mercer County), which was later consolidated with the action styled Blevins v. Appelbaum, et al., No. C-76-06 (Super. Ct. of NJ, Chancery Div., Mercer County), filed with the Court on June 7, 2006, and re-styled as In re Medarex Derivative Litigation, Consolidated Case No. C-73-06 (Super. Ct. of NJ, Chancery Div., Mercer County).

The Halegoua and Blevins complaints contained substantially similar factual allegations that the Individual Defendants, each of whom is a present or former director and/or senior officer of Medarex, breached their fiduciary duties to Medarex by improperly backdating options, improperly recording and accounting for backdated stock options at Medarex, and producing false financial statements and other false United States Securities and Exchange Commission (“SEC”) filings, and other acts complained of therein.

On June 15, 2006, the Board of Directors of Medarex (the “Original Board”), consisting namely of defendants Irwin Lerner, Charles R. Schaller, Julius A. Vida, Donald L. Drakeman, Michael A. Appelbaum, Patricia M. Danzon, and Ronald J. Saldarini as of June 6, 2006, announced that it had appointed a special committee (“Special Committee”) to conduct an investigation of Medarex’s historical stock option grant practices and related accounting treatment.  The Original Board also appointed one of its outside directors, Defendant Saldarini, to oversee the Special Committee’s investigation.  The Special Committee retained outside legal counsel, computer forensic experts, and an outside forensic accounting firm to assist in its investigation.

On August 4, 2006, the Court consolidated the Halegoua and Blevins actions, appointed Albert Halegoua and James Blevins (“State Plaintiffs”) as lead plaintiffs (“Lead Plaintiffs”) and appointed Schiffrin Barroway Topaz & Kessler, LLP as Lead Plaintiffs’ Counsel.  The State Plaintiffs subsequently filed their consolidated complaint (“Consolidated Complaint”).

On August 18, 2006, Medarex disclosed in a Form 8-K filed with the SEC that the Special Committee had concluded that “the correct measurement dates for certain stock option grants made by the company during the period 1997 to 2001 differ from the measurement dates [the Company] previously used to account for such option grants.”  On September 13, 2006, the Board of Directors of Medarex (“Board” meaning the Board of Directors of Medarex as it exists on the Stipulation Date) expanded from seven to nine members and appointed two new directors, Robert C. Dinerstein and Abhijeet J. Lele, who were immediately appointed to the Special Committee.  On November 5, 2006, Medarex replaced Satterlee Stephens Burke & Burke, LLP with Cooley Godward Kronish, LLP as outside securities counsel.

On November 16, 2006, Jack Frieman and Marilyn Frieman filed in the United States District Court for the District of New Jersey (the “Federal Court”) a complaint styled Frieman et al. v. Applebaum et al., Case No. 3:06-cv-05523-FLW-TJB (the “Federal Action” and collectively with the Original Action and the Action, the “Actions”).  Subsequently, Charles J. Gallic and Peter G. Beidler (collectively with Jack Frieman and Marilyn Frieman the “Federal Plaintiffs”) filed similar actions in the Federal Court which were consolidated into the Federal Action on April 18, 2007.

In November and December 2006, pursuant to agreements reached with the Company and pursuant to the Special Committee’s investigation, findings and recommendations, certain of the Defendants and certain other officers, directors and employees of Medarex agreed to: (i) repay to the Company the value of any discount they enjoyed from grants of misdated options, if exercised; and (ii) reprice their outstanding stock options to reflect the accurate exercise price prescribed by the Company’s stock option plans.  On November 5, 2006, Defendant Donald L. Drakeman resigned as President, Chief Executive Officer, and director of Medarex effective November 5, 2006, having held those positions since the Company’s founding in 1987.  Also on November 5, 2006, Defendant Michael A. Appelbaum resigned effective immediately as a director of Medarex, having served as the Company’s Chief Financial Officer and director from 1991 to 2000 and as a director since 2000.  Additionally, two Defendants – Chief Financial Officer Christian S. Schade and General Counsel and Secretary Bradford Middlekauff – agreed to forfeit their eligibility for bonuses, salary increases, and equity compensation for the one-year period ending June 30, 2007.  The Special Committee reported that it found no evidence demonstrating fraud or willful misconduct on the part of the Company or its current or former management.

Starting in late December 2006, Plaintiffs’ Counsel engaged in lengthy and extensive settlement discussions with counsel for Medarex.  In the months following, counsel for Medarex and Lead Plaintiffs’ Counsel conducted numerous settlement discussions, in person and by telephone, and Medarex produced to Lead Plaintiffs’ Counsel substantial non-public documentation concerning the Special Committee’s investigation.

On January 25, 2007, pursuant to the Special Committee’s findings and recommendations, the Board adopted a new Policy and Procedures for Granting of Stock Options and Other Equity-Based Incentives and the Procedures for Grants of Equity to Directors, Officers

and Employees.  The policy was amended on October 25, 2007 and January 31, 2008 (the “Amended 2007 Grant Policy”).

On September 15, 2007, Counsel for the Settling Parties attended a mediation before the Honorable Nicholas H. Politan (Ret.).  However, the Settling Parties were unable to reach a resolution of the Actions at the mediation.  The State Plaintiffs filed an amended consolidated complaint with the Court on October 22, 2007.

At a February 13, 2008 status conference, the Honorable Neil H. Shuster, who presided over the Original Action, attempted to mediate a resolution of the litigation, and notified the parties to the Original Action of his intention to retire.  On the recommendation of Judge Shuster and purely for the Court’s administrative purposes, State Plaintiffs and Defendants agreed voluntarily to dismiss the Original Action without prejudice and commence the instant Action.  Plaintiffs commenced the Action in this Court on February 21, 2008.  Following the filing of the complaint in the Action, but before Defendants were scheduled to respond thereto, the Settling Parties continued to engage in settlement discussions toward resolving the litigation, culminating in the Settlement.

Plaintiffs in the Actions are referred to herein as the Plaintiffs.  All named defendants in the Action are referred to herein as the Individual Defendants.  The Individual Defendants and nominal defendant Medarex are collectively referred to herein as Defendants. The Plaintiffs, the Individual Defendants and Medarex shall be referred to herein as the Settling Parties.  As a part of the Settlement, the Federal Action will be dismissed.

Based on Plaintiffs’ Counsels’ investigation of the facts and their legal analysis, Plaintiffs believe that the claims asserted in the Actions have merit.  However, Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Defendants through trial and appeals.  Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex shareholder litigation such as the Actions, as well as the difficulties and delays inherent in such litigation.  Plaintiffs are also mindful of the inherent problems of proof concerning, and the possible defenses to, the alleged violations asserted in the Actions.  Plaintiffs believe that the Settlement confers substantial benefits upon Medarex and Past or Present Medarex Stockholders.  Based on their evaluation and their substantial experience in this area of the law, Plaintiffs’ Counsel have also determined that the Settlement is in the best interests of Medarex and Past or Present Medarex Stockholders.

Defendants and Medarex have denied, asserted numerous defenses to, and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions.  Defendants and Medarex also have denied and continue to deny the allegations that any of the Plaintiffs or Medarex have suffered any damages.  Defendants and Medarex have also expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions.  Each of the Defendants and Medarex have denied and continue to deny, inter alia, the allegations concerning any alleged breach of fiduciary duty, misappropriation and/or waste of corporate assets, unjust enrichment, and any other alleged act of wrongdoing or omission.  The Defendants and Medarex have further asserted, and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Medarex and Past or Present Medarex Stockholders.

Nonetheless, Defendants and Medarex have concluded that further litigation would be protracted and expensive not only to them, but also to Medarex and Past or Present Medarex Stockholders.  Defendants and Medarex also consider there to be uncertainty and risks inherent in litigation, especially in complex shareholder litigation such as the Actions.  As a result, Defendants and Medarex have determined that it is desirable and beneficial that the Actions be finally and fully settled in the manner and upon the terms and conditions set forth in the Stipulation.

The Court has not determined the merits of Plaintiffs’ claims or Defendants’ defenses. This Notice does not, and is not intended to, imply that there have been or would be any findings of a violation of law by Defendants or that recovery could be had in any amount if the litigation were not settled.

III.          TERMS OF THE PROPOSED SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed of record with the Court in the Action.  The Defendants acknowledge and agree that the pendency and prosecution of the Actions was a material factor underlying the Company adopting, or agreeing to adopt, the changes set forth below with respect to the Company’s corporate governance practices:

1.             Pursuant to agreements reached with the Company dated November and December 2006, certain of the Defendants and certain other officers, directors and employees of Medarex agreed to: (i) repay to the Company the value of any discount they enjoyed from grants of misdated stock options, if exercised, and interest thereon; (ii) reprice their outstanding stock options to reflect the accurate exercise price prescribed by the Company’s stock option plans.  The total amount repaid to the Company by the foregoing individuals is approximately $1,387,471 and the total value of such repricings reflect potential additional proceeds to Medarex in the approximate amount of $8,113,847;

2.             On January 25, 2007, the Board adopted a new Policy and Procedures for Granting of Stock Options and Other Equity-Based Incentives and the Procedures for Grants of Equity to Directors, Officers and Employees.  The policy was amended on October 25, 2007 and January 31, 2008.  The Amended 2007 Grant Policy adopted by the Board contained numerous policy and procedure improvements that are incorporated herein by reference; and

3.             Defendants and Medarex agree that on or before the Effective Date the Board shall adopt the following additional corporate governance and internal control measures, which shall apply to grants of stock options to directors, Section 16 officers, and employees:

a.                                       Annual Review of Stock Option Procedures.  On the basis of the annual evaluation required of the Company’s Chief Financial Officer and General Counsel by the 2007 Grant Policy, the Company shall publicly disclose any material weaknesses in internal control over financial reporting as of the end of the period covered by the review.

b.             Retention of Stock Option Records.  The Company shall retain all records relating to all stock option grants until at least seven years after the date of the stock options grants of the pertinent stock options.

c.             Trading Compliance.  The Board shall designate Company officers who shall have the responsibility and authority to ensure compliance with applicable laws, regulations and Company polices governing (i) the granting of stock options and (ii) trading in the Company’s securities by employees, officers and directors.

IV.          WHAT CLAIMS THE SETTLEMENT WILL RELEASE

If the Settlement is approved by the Court, then upon the effective date of the Settlement, Plaintiffs, on behalf of Medarex and Past or Present Medarex Stockholders, shall be deemed to have and shall have, fully, finally, and forever released all claims that have been or could have been alleged in the Actions or that arise out of, arise in connection with or are related to the Company’s historical stock option practices, including any unknown claims against the Individual Defendants and Medarex.  In addition, upon the effective date of the Settlement, each of the Individual Defendants and Medarex shall have fully, finally and forever released Plaintiffs, Plaintiffs’ Counsel, and the Company from any and all claims, including unknown claims, which any of them may have against the Plaintiffs, Plaintiffs’ Counsel or the Company, that arise out of, arise in connection with, or relate to the institution, prosecution, assertion, settlement or resolution of the Actions or the Settled Claims.  The release does not release Medarex from its statutory or contractual indemnity obligations to the Individual Defendants.

V.            ATTORNEYS’ FEE AWARD

At the Final Hearing, Plaintiffs’ Counsel will request that the Court approve the agreed-to fee award (“Fee Award”) for their efforts in filing, prosecuting and settling the Actions.  Defendants and Medarex agree to cause Medarex’s insurer to pay, subject to Court approval, the Fee Award in the amount of $2,000,000.  Plaintiffs’ Counsel have not received any fee to date, nor have they been reimbursed for their out-of-pocket expenses.  The Fee Award would compensate Plaintiffs’ Counsel for the substantial benefits achieved in the Actions and the risks they undertook to represent the Plaintiffs on a fully-contingent basis.

VI.          FINAL HEARING AND YOUR RIGHT TO BE HEARD

Medarex stockholders who comply with the procedures set forth below for making an appearance (personally or through counsel) may be heard to the extent allowed by the Court regarding the fairness, reasonableness, and adequacy of the Settlement at the Final Hearing to be held before the Superior Court of New Jersey, Chancery Division, Mercer County, 210 South Broad Street, Fifth Floor, Trenton, NJ 08650. You are not required to retain your own counsel, but if you choose to do so, it will be at your own expense.  In no event shall any person be heard in opposition to the Settlement, and in no event shall any paper or brief submitted by any such person be accepted or considered by the Court, unless by November 6, 2008 such person (i) files with the Clerk of the Court at the addresses below notice of such person’s intention to appear, showing proof that such person is a Medarex stockholder, including the number of shares of Medarex common stock held and the date of purchase, and providing a statement that indicates the basis for such appearance, the nature of such objection, the identities of any witnesses that such person plans to call at the Final Hearing, and any documentation in support of any objection, and (ii) simultaneously serves copies of such notice, proof, statement and documentation, together with copies of any other papers or briefs such person files with the Court, in person or by mail upon:

Michael C. Wagner
SCHIFFRIN BARROWAY TOPAZ & KESSLER, LLP
280 King of Prussia Road
Radnor, Pennsylvania 19087
Telephone:  (610) 667-7706

Attorneys for Plaintiffs James Blevins and Albert Halegoua

-and-

William J. Snipes
SULLIVAN & CROMWELL LLP
125 Broad Street
New York, NY 10004-2498
Telephone:  (212) 558-4000

Attorneys for Nominal Defendant Medarex, Inc.

VII.         FURTHER INFORMATION

Further information regarding the Action and this Notice may be obtained by contacting counsel for Plaintiffs:

Michael C. Wagner
SCHIFFRIN BARROWAY TOPAZ & KESSLER, LLP
280 King of Prussia Road
Radnor, Pennsylvania 19087
Telephone:  (610) 667-7706

The pleadings and other records of the Action may be examined and copied at any time during regular office hours at:

Clerk of Court
Superior Court of New Jersey, Chancery Division
210 South Broad Street, 5th Floor, Trenton, NJ 08650

Please Do Not Telephone the Court or the Clerk’s Office Regarding this Notice.

DATED:	September 26, 2008
BY ORDER OF THE SUPERIOR COURT OF NEW JERSEY CHANCERY DIVISION MERCER COUNTY